                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                         Date of Report: May 5, 2003

                         Commission File Number: 0-22325

                       INFORMATION ARCHITECTS CORPORATION
             (Exact name of registrant as specified in its chapter)

             NORTH CAROLINA                            87-0399301
            (State or other                          (IRS Employer
      jurisdiction of incorporation)               Identification No.)

            2400 DISTRIBUTION STREET, CHARLOTTE, NORTH CAROLINA 28203
               (Address of principal executive offices) (Zip Code)

                                 (704) 365-2324
              (Registrant's telephone number, including area code)

                       4064 COLONY RD, CHARLOTTE, NC 28211
          (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

NOT APPLICABLE

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

NOT APPLICABLE

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

NOT APPLICABLE

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

NOT APPLICABLE

ITEM 5.  OTHER EVENTS

Item 5. of the Form 8-K dated December 16, 2002 is amended in its entirety to read as follows:

        As a result of the proposed acquisition of Perceptre LLC, effective as
December 12, 2002, the members of Perceptre LLC of Michael Weinstein, Esteban A.
Aguilar, and Robert J. Desiderio were appointed as directors of Information
Architects Corporation by the then Information Architects Corporation board of directors. Effective the same date, the registrant's prior officers and directors resigned. Michael Weinstein was elected as the registrant's new Chief
Executive Officer.

        However, upon further review and the advice of council, the proposed acquisition itself could not be closed. Amendments both to the Articles of
Incorporation with the state of North Carolina and as to the actual final terms of the acquisition in order to maximize shareholder value and to comply with SEC regulations are currently in process. No shares of Information Architects
Corporation have been issued to Perceptre LLC or its members.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

NOT APPLICABLE

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

NOT APPLICABLE

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the
Undersigned, there unto duly authorized.

                                  Information Architects Corporation

                                  By: /s/ Michael L. Weinstein
                                   ----------------------------
                                          Michael L. Weinstein
                                          CEO

Date: May 2, 2003